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                                    EXHIBIT 8

                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLERS' AGREEMENT (this "Agreement") is dated as of the 12th day of January, 2001, by and among the shareholders set forth on EXHIBIT A attached hereto (hereinafter each individually referred to as "Shareholder" and collectively referred to as "Shareholders"), Arthur L. Cahoon ("Cahoon"), R. Lee Smith ("Smith"), Fortune Financial, Inc., a Florida corporation ("FFI"), The Crown Group, Inc., a Florida corporation ("CGI"), Hawkeye, Inc., a Florida corporation ("Hawkeye") and Mid-Ohio Securities Corp., FBO R. Lee Smith (Acct. 15051) ("Smith IRA").


                              W I T N E S S E T H :

         WHEREAS, Shareholders collectively own, or have voting power with respect to, in excess of 51% of the outstanding common stock of FFI ("Common Stock");

         WHEREAS, Shareholders desire to terminate that certain Shareholders' Agreement dated November 15, 2000 among FFI and the Shareholders (the "Previous Shareholders' Agreement"); and

         WHEREAS, Shareholders and FFI believe it to be in their respective best interests to enter into an agreement pursuant to Florida Statute Section
607.0731 to provide for the manner in which the Shareholders will vote their shares with respect to: (i) approval or ratification of a transaction involving the investment by Hawkeye and Smith IRA in certain convertible notes and warrants exercisable for the acquisition of Common Stock as set forth in that certain Securities Purchase Agreement dated November 15, 2000 among FFI, Hawkeye and Smith IRA (the "Phase I Transaction"); (ii) approval or ratification of a transaction involving CGI's investment in FFI pursuant the purchase of FFI Series A Convertible Preferred Stock ("Preferred Stock") as set forth in that certain Preferred Stock Purchase Agreement effective as of December 29, 2000 between FFI and the Investors (the "Phase II Transaction," together with the Phase I Transaction hereinafter referred to as the "Transactions"); (iii) expansion and reduction of the number of directors that comprise the FFI Board of Directors (the "Board") and filling the vacancy on the Board created by the expansion and thereafter creating a staggered Board and agreeing on FFI director nominees; and (iv) authorization of additional shares of Common Stock.

         In consideration of the mutual benefits to be derived from the covenants and agreements herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

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         1. TERMINATION OF PREVIOUS SHAREHOLDER AGREEMENT. The Shareholders
hereby terminate the Previous Shareholders' Agreement.

         2. APPROVAL OF TRANSACTIONS. FFI agrees to cause ratification and/or approval of the Transactions to be placed on the agenda and proxy statement for a special meeting of FFI's shareholders ("Special Meeting") or the 2001 Annual Meeting of FFI's shareholders (the "2001 Annual Meeting") to be held in 2001, whichever occurs first. At the Special Meeting or the 2001 Annual Meeting, each Shareholder agrees (pursuant to Florida Statute Section 607.0731) to vote all of the shares of Common Stock then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such Shareholder is then entitled to exercise voting power in favor of ratification and/or approval of the Transactions.

         3. AUTHORIZATION OF ADDITIONAL SHARES. FFI agrees to cause authorization of an additional 17,000,000 shares (the "Additional Shares") of Common Stock (such that the total authorized shares of Common Stock, $.025 par value, shall be increased to 35,000,000) to be placed on the agenda and proxy statement for a Special Meeting or the 2001 Annual Meeting, whichever occurs first. At the Special Meeting or the 2001 Annual Meeting, each Shareholder agrees (pursuant to Florida Statute Section 607.0731) to vote all of the shares of Common Stock then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such Shareholder is then entitled to exercise voting power in favor of authorization of the Additional Shares.

         4. EXPANSION AND REDUCTION OF THE BOARD; STAGGERED BOARD; ELECTION OF DIRECTORS.

         (a) Prior to the 2001 Annual Meeting, each Shareholder shall use its best efforts to cause its designee(s) on the Board to: (i) increase by one the number of directors that serve on the Board such that the total number of FFI directors shall be nine until the 2001 Annual Meeting, at which time the number of FFI directors shall decrease by one such that the total number of FFI directors shall be eight, and (ii) fill the vacancy caused by such increase in the number of directors by appointing John A. Koegel to serve as an FFI director until the 2001 Annual Meeting.

         (b) FFI agrees to cause a proposed amendment to FFI's bylaws that provides for the election of directors to staggered terms of three years (the "Bylaw Amendment") to be placed on the agenda and proxy statement for a Special Meeting or the 2001 Annual Meeting, whichever occurs first. At the Special Meeting or the 2001 Annual Meeting, whichever occurs first, each Shareholder agrees (pursuant to Florida Statute Section 607.0731) to vote all of the shares of Common Stock then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such

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Shareholder is then entitled to exercise voting power in favor of approval of the Bylaw Amendment.

         (c) Prior to the 2001 Annual Meeting, each Shareholder shall use its best efforts to cause its designee(s) on the Board to propose the following slate of directors for election to the Board:

     ------------------- ---------------- --------------------- ---------------
       DIRECTOR CLASS       BOARD SEATS        COMPOSITION        TERM EXPIRES
     ------------------- ---------------- --------------------- ---------------
              I                  2        1 McCorkle Nominee         2002
                                          1 Smith Nominee
     ------------------- ---------------- --------------------- ---------------
             II                  3        1 McCorkle Nominee         2003
                                          1 Smith Nominee
                                          Cahoon
     ------------------- ---------------- --------------------- ---------------
             III                 3        3 CGI nominees             2004
     ------------------- ---------------- --------------------- ---------------

The nominees listed in this table immediately above in this Section 4(c) shall be hereinafter referred to as the "Director Nominees."

         (d) At the 2001 Annual Meeting, each party to this Agreement that beneficially owns any capital stock of FFI at any time during the term of this Agreement hereby agrees (pursuant to Florida Statute Section 607.0731) to vote all of the shares of capital stock of FFI then owned (beneficially or otherwise) by such Shareholder and all such shares as to which such party is then entitled to exercise voting power in favor of election of the Director Nominees to the Board.

         (e) As long as the McCorkle Family (as defined below) owns (beneficially or otherwise) at least fifteen percent (15%) of the outstanding shares of Common Stock, each party to this Agreement that beneficially owns any capital stock of FFI at any time during the term of this Agreement hereby agrees to (i) use its best efforts to cause its designee(s) on the Board to make nominations of persons for election to the Board and (ii) vote all of the shares of capital stock of FFI then owned (beneficially or otherwise) by such party and all such shares as to which such party is then entitled to exercise voting power in a manner so that at all times the Board is composed of: the McCorkle Nominees (as defined below), at least two persons nominated by Smith ("Smith Nominee") and Cahoon. For purposes of this Agreement, the following definitions shall apply: (w) "McCorkle Nominees" shall mean two nominees of Allan J. McCorkle (or in the event he is deceased or declared incompetent, the two nominees designated jointly by Holly J. McCorkle and the trustees of the marital trust established by Allan J. McCorkle); (x) "McCorkle Family" shall mean each member of the family of Allan J. McCorkle, each Affiliate (as defined below) of Allan J. McCorkle, and any entity (including trusts) in which

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Allan J. McCorkle or any member of his family owns in excess of a five percent
(5%) beneficial interest in Common Stock or over which Allan J. McCorkle or any member of his family has the power to exercise control; (y) the term "member of the family" shall include any person related directly or indirectly, by blood, marriage, adoption or any combination thereof, to Allan J. McCorkle or Holly J. McCorkle; and (z) "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Securities Exchange Act of 1934, as amended. This Section 4(e) shall survive termination and expiration of this Agreement as long as the McCorkle Family owns (beneficially or otherwise) at least fifteen percent (15%) of the outstanding shares of Common Stock.

         5. NO PROXY CONTESTS. During the term of this Agreement, each Shareholder agrees (i) not to solicit, initiate, encourage or participate in any solicitation of proxies or take any action by written consent as a Shareholder the purpose of which would be inconsistent with the provisions of this Agreement, and (ii) not to assist, advise, encourage or act in concert with any person with respect to any such conduct.

         6. TERM. This Agreement shall begin on the date hereof and shall continue until the first to occur of (i) the sale by CGI of more than 50% of the shares of Preferred Stock acquired by CGI in connection with the Phase II Transaction to a non-Affiliate of CGI or (ii) the conversion of any such shares of Preferred Stock held by CGI into Common Stock. Notwithstanding the foregoing, the term of this Agreement shall not end prior to the conclusion of the 2001 Annual Meeting and in any event shall expire on December 31, 2003.

         7. TRANSFERS. Until the conclusion of the 2001 Annual Meeting: (i) this Agreement shall be binding upon the transferees, direct or indirect, of any shares of Common Stock held by Shareholders; (ii) any transferor Shareholder shall, as a condition to such transfer, require the transferee to acknowledge in writing that such transferee agrees to all the terms and conditions of this Agreement and promptly deliver a copy of such writing to the Investors and FFI;
(iii) Shareholders agree to maintain, in aggregate, ownership or voting power for at least 51% of the outstanding Common Stock; and (iv) each Shareholder agrees not to sell, gift, transfer or convey any shares of Common Stock in excess of such Shareholder's pro rata share of the shares of Common Stock owned by the Shareholders in excess of 51% of the outstanding shares of Common Stock.

         8. NOTICE TO TRANSFER AGENT. FFI and Shareholders shall jointly notify the Company's transfer agent of the existence of this Agreement.

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         9. SPECIFIC PERFORMANCE. Shareholders, the Investors and FFI
acknowledge that the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore the parties agree that any party hereto shall be entitled to specific performance of the terms hereof in addition to any other remedy to which the parties may be entitled at law or in equity.

         10. FURTHER ASSURANCES. Each Shareholder agrees, upon the request of FFI or the Investors, to execute such further documents, including proxies, as FFI or the Investors may reasonably request from time to time and to take such other actions as may be reasonably necessary or desirable to carry out the intent of this Agreement. The parties acknowledge that any proxies so executed and delivered constitute proxies coupled with interest and may not be revoked during the term of this Agreement.

         11. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by nationally recognized overnight courier service or by certified or registered mail, first-class postage prepaid and return receipt requested,
(iii) deemed to have been received on the date of delivery, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):



                  If to Company, to:



                           Fortune Financial, Inc.

                           10475 Fortune Parkway, Suite 103

                           Jacksonville, Florida 32256

                           Attention:  President

                           Facsimile: (904) 363-3856

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                  If to CGI, to:



                           The Crown Group, Inc.

                           105 Live Oaks Gardens

                           Casselberry, Florida  32707

                           Attention: President

                           Facsimile: (407) 261-2316



                  If to Hawkeye:

                           Hawkeye, Inc.
                           c/o Arthur L. Cahoon or R. Lee Smith
                           Rock Creek Capital
                           1200 Riverplace Boulevard, Suite 902
                           Jacksonville, Florida  32207
                           Facsimile: (904) 393-9003

                  If to Smith IRA:

                           Mid-Ohio Securities Corp., FBO R. Lee Smith
                           1200 Riverplace Boulevard, Suite 902
                           Jacksonville, Florida 32207
                           Attention: Leonard J. Gibel, Vice-President
                           Facsimile: (904) 393-9003


                  If to a Shareholder, to the respective Shareholder's as set forth on EXHIBIT A attached hereto.


         12. INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement shall not affect other provisions hereof, and the Agreement shall be construed in all respects as if such invalid, unenforceable provisions were omitted.

         13. MODIFICATION. No change or modification of this Agreement shall be valid unless the same be in writing and signed by all of the parties hereto.

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         14. CONFLICT. In the event of a conflict between the provisions of this
Agreement and that certain Shareholder Agreement dated May 24, 1999 among FFI, Allan J. McCorkle and R. Lee Smith (the "Other Shareholder Agreement"), the provisions of this Agreement shall govern. FFI, Allan J. McCorkle and R. Lee Smith hereby agree that the Other Shareholder Agreement is and has been in full force and effect continuously since its inception.

         15. AMENDMENT OF OTHER SHAREHOLDER AGREEMENT. FFI, Allan J. McCorkle and R. Lee Smith hereby agree that this Agreement hereby amends the Other Shareholder Agreement as follows and such amendment shall survive termination of this Agreement:

         (a) Section 2 is deleted and replaced in its entirety with the following language:

                  VOTING OF SHARES. At each annual or special meeting of the Company's shareholders at which directors are to be elected, each Shareholder agrees to vote all of the shares of common stock of the Company then beneficially owned by the Shareholder and all such shares as to which the Shareholder is then entitled to exercise voting power as follows (and to use best efforts to cause to be voted all shares other than Excluded Shares as to which the Shareholder shares voting power as follows):

                  a. AGREED DIRECTOR NOMINEES. In favor of the nomination and election of director nominees (the "AGREED DIRECTOR NOMINEES") such that at all times the Company's Board of Directors is composed of: (i) two nominees of McCorkle (or in the event he is deceased or declared incompetent, the two nominees designated jointly by Holly J. McCorkle and the trustees of the marital trust established by McCorkle), collectively, the "MCCORKLE NOMINEES"); (ii) two nominees of R. Lee Smith (referred to herein collectively as the "SMITH NOMINEES"); and
                  (iii) Arthur L. Cahoon ("Cahoon").

                  b. VACANCIES. In the event of a vacancy on the Board of Directors with respect to the Smith Nominees, in favor of an individual nominated in writing by 75% of a group comprised of the remaining Smith Nominee directors and Cahoon; in the event of a vacancy on the Board of Directors with respect to the McCorkle Nominee directors, in favor of an individual nominated in writing by McCorkle

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                  (or in the event he is deceased or declared incompetent, the two nominees designated jointly by Holly J. McCorkle and the trustees of the marital trust established by McCorkle);

                  c. ANTI-TAKEOVER MEASURES. Against any anti-takeover measures such as a common stock dividend or distribution plan intended to dilute the interest of a purchaser of the Company's stock, contracts providing for golden parachute payments to the Smith Nominee directors, limitations on shareholder rights to act by written consent or to otherwise propose or take corporate action (other than 30 days notice of any nominee for election as a director), or amend or repeal Article II, Section 8 of the Bylaws, which measures the Company hereby agrees not to adopt without the consent of the Shareholders.

                  d. DEFINITION OF "MCCORKLE FAMILY". For purposes of this Agreement, the term "McCorkle Family" shall mean each member of the family of McCorkle, each affiliate (as that term is defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of McCorkle, and any entity (including trusts) in which McCorkle or any member of his family owns in excess of a five percent (5%) beneficial interest or over which McCorkle or any member of his family has the power to exercise control. A "member of the family" includes any person related directly or indirectly, by blood, marriage, adoption or any combination thereof, to McCorkle or Holly J. McCorkle. For purposes of this Agreement, the term "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         (b) Section 5 of the Other Shareholder Agreement is deleted and replaced in its entirety with the following language:

                  TERM. This Agreement shall begin on the date hereof and shall continue until the first to occur of the following events: (i) the McCorkle Family owns (beneficially or otherwise) less than fifteen percent (15%) of the outstanding shares of common stock of the Company; (ii) at the option of McCorkle, evidence by written notice to the Company and Smith, default by the

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                  Company under its Consulting and Non-Competition Agreement
                  (the "CONSULTING AGREEMENT") or Director Indemnification with McCorkle, each dated the date hereof, after receipt of written notice thereof and a failure to cure within the later of 10 days of receipt of such notice by the Company or 10 days after resolution of any bona fide dispute with respect thereto;
                  (iii) at the option of McCorkle, evidence by written notice to the Company and Smith, the occurrence of a Material Adverse Change; or (iv) at the option of McCorkle, evidence by written notice to the Company and Smith, the Company's Board fails to nominate the McCorkle Nominees and Cahoon, or his successor selected pursuant to this Section, for election at an Annual Meeting.

                  For purposes of the foregoing, Material Adverse Change shall mean (i) if any time after the closing of The Crown Group, Inc.'s investment of at least $10,000,000 in the Company pursuant to that certain Preferred Stock Purchase Agreement effective as of December 29, 2000 between the Company and The Crown Group, Inc., the Company's shareholders' equity as reflected in the Company's quarterly or annual financial statements filed with the Securities and Exchange Commission in its Form 10-Q or 10-K is less than such shareholders' equity as of December 31, 2000 (x) plus $10,000,000 and minus
                  (y) 20% multiplied by the sum of such shareholders' equity as of December 31, 2000 and $10,000,000; (ii) the Company is in default under an Employment Agreement or Consulting and Non-Competition Agreement with Thomas J. McCorkle, both of even date herewith, after receipt of written notice thereof and a failure to cure within the later of 10 days of receipt of such notice by the Company or 10 days after resolution of any bona fide dispute with respect thereto; (iii) any local, state or federal regulatory authority takes control of the Company or Fortune Insurance Company under administrative supervision or receivership; (iv) any outstanding indebtedness of the Company for money borrowed is accelerated or matures and is not paid, extended or reinstated with 60 days; (v) the Company files a petition for relief under federal bankruptcy laws or an involuntary petition is filed against the Company and is not dismissed within 90 days; or (vi) Cahoon resigns, is removed, dies or

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                  otherwise ceases to serve as Chairman of the Board or as
                  director of the Company and the Board fails to appoint a successor reasonably satisfactory to McCorkle.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

         17. APPLICABLE LAW. This Agreement shall be interpreted and enforced pursuant to the laws of the State of Florida, without application of principles of conflicts of laws.

         18. CONSTRUCTION. Wherever the context shall permit, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be deemed to include all or no genders.

                            [signatures on next page]


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the date first above written.

\s\ ALLAN J. MCCORKLE                 /s/ J. MICHAEL GARRITY
-----------------------------------   ------------------------------------------
Allan J. McCorkle                     J. Michael Garrity


\s\ R. LEE SMITH                      \s\ THOMAS E. PERRY
-----------------------------------   ------------------------------------------
R. Lee Smith                          Thomas E. Perry


\s\ ROBERT THOMAS III                 \s\ HOLLY J. MCCORKLE
-----------------------------------   ------------------------------------------
Robert Thomas III                     Holly J. McCorkle


\s\ THOMAS J. MCCORKLE                \s\ ARTHUR L. CAHOON
-----------------------------------   ------------------------------------------
Thomas J. McCorkle                    Arthur L. Cahoon


THE CROWN GROUP, INC., a              FORTUNE FINANCIAL, INC., a
Florida corporation                   Florida corporation


By:  \s\ JOHN A. KOEGEL                By:  \s\ J. JOHN WORTMAN
     ------------------------------        -------------------------------------
     John A. Koegel                         J. John Wortman,
     President                              President and Chief Executive
                                            Officer

HAWKEYE, INC., a Florida              MID-OHIO SECURITIES CORP., FBO
corporation                           R. LEE SMITH (Acct. 15051)

By:  \s\ ARTHUR L. CAHOON             By:  \s\ LEONARD J. GIBEL
     ------------------------------        -------------------------------------
     Arthur L. Cahoon                      Leonard J. Gibel
     President                             Vice-President


    \s\ J. JOHN WORTMAN
-----------------------------------
J. John Wortman

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                                    EXHIBIT A


                                  SHAREHOLDERS


Allan J. McCorkle                           J. Michael Garrity

11657 Village Lane                          195 North Harbor Drive, Unit 1402

Jacksonville, Florida 32223                 Chicago, Illinois 60601

Telephone: (904) 880-1601                   Telephone:  (312) 540-6631

Facsimile: (904) 292-0703                   Facsimile:  (312) 540-9086




R. Lee Smith                                Thomas E. Perry

1200 Riverplace Boulevard, Suite 902        126 North Broad Street

Jacksonville, Florida 32207                 Thomasville, GA 31792

Telephone: (904) 396-2957                   Telephone:  (921) 226-1011

Facsimile: (904) 393-9003                   Facsimile:  (921) 226-5744




Robert Thomas III                           Holly J. McCorkle

120 North Broad Street                      12360 San Jose Boulevard

Thomasville, Georgia 31792                  Jacksonville, Florida 32223

Telephone:  (912) 226-1001                  Telephone:  (904) 262-7373

Facsimile:  (912) 226-5744                  Facsimile:  (904) 262-2355

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

Thomas J. McCorkle                          Arthur L. Cahoon

4205 North University Drive                 1200 Riverplace Boulevard, Suite 902

Bldg. 1, Apt. 208                           Jacksonville, Florida 32207

Sunrise, Florida 33351                      Telephone:  (904) 393-9020

Telephone:  (954) 747-4464                  Facsimile:  (904) 393-9003

Facsimile:  (954) 749-6299

J. John Wortman
10475 Fortune Parkway, Suite 103
Jacksonville, Florida 32256
Telephone:  (904) 363-6339
Facsimile:  (904) 363-3856